Exhibit 4.31

Bottler’s Agreement

THIS AGREEMENT, made and entered into with effect from January 1 , 2018, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, N.W., in the City of Atlanta, State of Georgia 30313, United States of America (hereinafter referred to as the “Company’’); and EMBOTELLADORA ANDINA S.A., a sociedad anónima organized and existing under the laws of the Republic of Chile, with principal offices at Av. Miraflores 9153 - Renca, Santiago, Chile (hereinafter referred to as the “Bottler”).

WITNESSETH: WHEREAS,

A.                        The Company is engaged in the manufacture and the sale of beverage bases, essences, and other ingredients and a beverage base concentrate (hereinafter referred to as the “Concentrate”), the formula for which is an industrial secret of the Company, from which a non-alcoholic beverage syrup or powder (hereinafter referred to as the “Syrup”) is prepared, and is also engaged in the manufacture and sale of the Syrup, which Concentrate or Syrup is used in the preparation of a non-alcoholic beverage product (hereinafter referred to as the “Beverage’ •) for sale in bottles and other containers and in other forms or manners;

B.                        The Company is the owner of the trademarks including “Coca-Cola” and “Coke” that distinguish the Concentrate, the Syrup, and the Beverage, the trade mark consisting of a Distinctive Bottle in various sizes in which the Beverage has been marketed for many years, the depict ion of the Distinctive Bottle, the Dynamic Ribbon device, and the intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Concentrate, the Syrup and the Beverage (said trademarks ‘‘Coca-Cola”, “Coke”, the Distinctive Bottle, the depiction of the Distinctive Bottle, the Dynamic Ribbon dev ice, the intellectual property embodied in the distinctive trade dress, other design devices and packaging elements associated with the Concentrate, the Syrup and the Beverage, and any additional trademarks that the Company may adopt from time to time to distinguish the Concentrate, the Syrup and the Beverage being hereinafter referred to as the “Trade Marks”);

C.                        The Company has the exclusive right to prepare, package, distribute and sell the Beverage and the right to manufacture and sell the Concentrate and the Syrup in the Republic of Chile, among other countries;

D.                        The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (said third parties being hereinafter referred to as the

“Authorized Suppliers”);

E.                         The Bottler has requested an authorization from the Company to use the Trade Marks in connection with the preparation, packaging, distribution and sale of the Beverage in and throughout a territory as defined and described in this Agreement;

F.                          The Company is willing to grant the requested authorization to the Bottler under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.                                      OBJECT OF THE AGREEMENT

1.                          The Company hereby authorizes the Bottler, and the Bottler undertakes, upon the following terms and conditions, to prepare and package the Beverage in such containers as may be approved by the Company in writing from time to time (hereinafter referred to as “Approved Containers”) and to distribute and sell the same under the Trade Marks, in and throughout, but only in and throughout, the following territory (hereinafter referred to as the “Territory”):

En la República de Chile: Región Metropolitana

Provincia de San Antonio, en la V Región

Provincia de Cachapoal, en la VI Región

2.                          The Company or Authorized Suppliers will sell and deliver to the Bottler such quantities of the Concentrate as may be ordered by the Bottler from time to time, provided that the Bottler will order, and the Company or Authorized Suppliers will sell and deliver to the Bottler, only such quantities of the Concentrate as may be necessary and sufficient to implement this Agreement. In this regard, the Bottler covenants and agrees to buy Concentrate only from the Company or Authorized Suppliers.

3.                          The Bottler will use the Concentrate exclusively for the preparation of the Syrup and the preparation and packaging of the Beverage as prescribed from time to time by the Company. The Bottler undertakes not to sell or resell the Concentrate or the Syrup, nor permit the same to fall into the hands of third parties, without the prior written consent of the Company.

4.                          The Company retains the sole and exclusive right at any time to determine the formula, composition or ingredients for the Concentrate, the Syrup and the Beverage.

5.                          Except as may be provided herein and for the term of this Agreement, the Company will refrain from selling or distributing, or from causing the sale or distribution of, the Beverage in the Territory in Approved Containers. The Company reserves the rights, however to prepare and package the Beverage in any container in the Territory for sale outside the Territory, and to prepare, package, distribute or sell, or authorize third parties to prepare, package, distribute or sell, the Beverage in the Territory in any container other than an Approved Container.

II.                                   OBLIGATIONS OF THE BOTTLER RELATIVE TO THE MARKETING, PLANNING AND REPORTING

6.                          The Bottler covenants and agrees with the Company:

(a)                     to make every effort and employ all practicable and approved means to promote, develop and exploit the full potential of the business of preparing, packaging, distributing, marketing and selling the Beverage throughout the Territory by creating, stimulating and expanding continuously the future demand for the Beverage and by satisfying fully and in all respects the current demand therefor;

(b)                     to prepare, package, distribute and sell such quantities of the Beverage as shall in all respects satisfy fully every demand for the Beverage within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Beverage in Approved Containers from parties designated in writing by the Company for resale by the Bottler within the Territory;

(c)                      to invest all the capital and to obtain and expend all the funds required for the organization, installation, operation, maintenance and replacement within the Territory of such manufacturing, warehousing, marketing, distribution, delivery, transportation and other facilities and equipment as shall be necessary for the Bottler to comply with its obligations under this Agreement;

(d)                     to provide competent and well-trained management and recruit, train, maintain and direct all personnel required, sufficient in every respect to perform all of the obligations of the Bottler under this Agreement;

(e)                      to deliver to the Company once in each calendar year a program or plan in writing acceptable to the Company as to form and substance and in accordance with the Bottler’s obligations under this Agreement, showing in detail the activities of the Bottler contemplated for the ensuing twelve-month period or such other period as the Company may prescribe, to prosecute such program or plan diligently, and to deliver to the Company upon its request written reports of the progress of the work in an acceptable form;

(f)                       to report to the Company accurate and current information on production, distribution and sales of the Beverage at such intervals, in such detail and in such form as may be requested by the Company; and

(g)                      to maintain accurate books, accounts and records and to provide to the Company such financial, accounting and other information as the Company may request to enable the Company to determine whether the Bottler is maintaining the consolidated financial capacity reasonably necessary to perform its obligations under this Agreement and in recognition of the Company’s interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the bottling, distribution and sales system.

7.                          The Bottler must, for its own account, budget and expend such funds for advertising, marketing and promoting the Beverage as may be reasonably required by the Company to create, stimulate and sustain the demand for the Beverage in the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects relating to the Trade Marks or the Beverage to the Company for its prior approval, and shall use, publish, maintain or distribute only such advertising, marketing or promotional material relating to the Trade Marks or the Beverage as the Company shall approve and authorize. The Company may agree from time to time and subject to such terms and conditions as it shall stipulate in each case to contribute financially to the Bottler’s marketing programs. The Company may also undertake, at its own expense and independently from the Bottler, any additional advertising or sales promotion activities in the Territory it deems useful or appropriate.

8.                          (a) The Bottler recognizes that the Company has entered into or may enter into agreements similar to this Agreement with other parties outside the Territory and accepts the limitations such agreements may reasonably impose on the Bottler in the conduct of its business under this Agreement. The Bottler further agrees to conduct its business in such a manner so as to avoid conflicts with such other parties, and, in the event of disputes nevertheless arising with such other parties, to make every reasonable effort to settle them amicably.

(b)                                           The Bottler will not oppose any additional actions the adoption of which are considered by the Company as necessary and justified in order to protect and improve the sales and distribution system for the Beverage, including, but not limited to; those actions which might be adopted concerning the supply of large and/or special customers whose field of activity transcends the boundaries of the Territory, even if such actions should limit the Bottler’s rights under this Agreement.

9.                          The Bottler, recognizing the important benefit to itself and all the other parties referred to in Clause 8(a) above, of a uniform external appearance of the distribution and other equipment and materials used under this Agreement, agrees to accept and apply the standards adopted and issued from time to time by the Company for the design and decoration of trucks and other delivery vehicles, cases, cartons, coolers, vending machines and other materials and equipment used in the distribution and sale of the Beverage.

10.                   The Bottler acknowledges and agrees that the broadest possible direct distribution and sale of the Beverage to retail outlets and final consumers in the Territory is an essential element in satisfying fully the demand for the Beverage pursuant to this Agreement. Notwithstanding the recognized advantages of direct distribution, the Bottler shall be authorized to distribute and sell the Beverage to wholesalers in the Territory who sell only to retail outlets in the Territory. Any other methods of distribution shall be subject to the prior written consent of the Company.

11.                   (a) The Bottler shall prevent the sale or distribution in any manner whatsoever of the Beverage outside the Territory.

(b)                     In the event any of the Beverage prepared, packaged, distributed or sold by the Bottler is found in the territory of another authorized bottler or authorized distributor (hereinafter referred to as the “Injured Bottler”), then, in addition to all other remedies available to the Company:

(1)                     the Company may, in its sole discretion, cancel forthwith the approval for the container(s) of the type which were found in the Injured Bottler’s territory;

(2)                     the Company may charge the Bottler an amount of compensation for the Beverage found in the Injured Bottler’s territory, to include all lost profits, expenses and other costs incurred by the Company and the Injured Bottler; and

(3)                     the Company may purchase any of the Beverage prepared, packaged, distributed or sold by the Bottler which is found in the Injured Bottler’s territory, and the Bottler shall, in addition to any other obligation it may have under this Agreement, reimburse the Company for the Company’s cost of purchasing, transporting and/or destroying such Beverage.

(c)                      In the event the Beverage prepared, packaged, distributed or sold by the Bottler is found in the territory of an Injured Bottler, the Bottler shall make available to representatives of the Company all sales agreements and other records relating to the Beverage and assist the Company in all investigations relating to the sale and distribution of the Beverage outside the Territory.

(d)                     The Bottler shall immediately inform the Company if at any time any solicitation or offer to purchase the Beverage is made to the Bottler by a third party which the Bottler knows or has reason to believe or suspect would result in the Beverage being marketed, sold, resold, distributed or redistributed outside the Territory in breach of this Agreement.

III.                  OBLIGATIONS OF BOTTLER RELATIVE TO THE TRADE MARKS

12.                   The Bottler will at all times recognize the validity and ownership of the Trade Marks by the Company and will not at any time put in issue the validity and ownership of the Trade Marks.

13.                   Nothing herein shall give the Bottler any interest in the Trade Marks or the goodwill attaching thereto or in any label, design, container or other visual representations thereof, or used in connection therewith; and the Bottler acknowledges and agrees that all rights and interest created through such usage of the Trade Marks, labels, designs, containers or other visual representations shall inure to the benefit and be the property of the Company. The Company and the Bottler agree and understand the Bottler under this Agreement is obligated, to use said Trade Marks, labels, designs, containers or other visual representations thereof, in connection with the preparation, packaging, distribution and sale of the Beverage in Approved Containers without the payment of any fee; said use to be in such manner and with the result that all goodwill relating to the same shall accrue to the Company as the source and origin of such Beverage, and the Company shall be absolutely entitled to determine in every instance the manner of presentation and such other steps necessary or desirable to secure compliance with this Clause 13.

14.                   The Bottler shall not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation which includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any name that is confusingly similar to any of them, or any graphic or visual representation of the Trade Marks or any other trade mark or intellectual property owned by the Company, without the prior written consent of the Company.

15.                   The Bottler covenants and agrees during the term of this Agreement and in accordance with applicable laws:

(a)                     not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any product associated with any trade dress or any container that is an imitation of a trade dress or container in which the Company claims a proprietary interest, or which is likely to be confused with or cause confusion or be perceived by consumers as confusingly similar to or be passed off as such trade dress or container;

(b)                     not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any product associated with any trade mark or other designation which is an imitation or infringement of any of the Trade Marks or is likely to cause passing-off of any product which is intended to lead the public to believe that it originates with the Company because of the Bottler’s association with the business of manufacturing, preparing, packaging, distributing and selling the Beverage; without in any way limiting the generality of the foregoing, it is hereby expressly understood and stipulated that use of the word “Coca” or local language or phonetic equivalent in any form or fashion, or any word graphically or phonetically similar thereto or in imitation thereof, on any product other than that of the Company would constitute an infringement of the trade mark “Coca-Cola” or be likely to cause passing-off;

(c)                      not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any non-alcoholic beverage products other than those prepared, packaged, distributed or sold by the Bottler under authority of the Company, unless prior written consent from the Company is obtained;

(d)                     not to use delivery vehicles, cases, cartons, coolers, vending machines and other equipment bearing the Trade Marks for the distribution and sale of any products which are not identified by the Trade Marks without the prior written consent of the Company;

(e)                      not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with any other concentrate, beverage base, syrup, or beverage which is likely to be confused with or passed off for the Concentrate, Syrup or Beverage;

(f)                       not to manufacture, prepare, package, distribute, sell, deal in or otherwise be concerned with (i) any beverage put out under the name “cola” (whether alone or in conjunction with any other word or words) or any phonetic rendering of such a word, or (ii) any beverage put out under the name “cola” or otherwise which is an imitation of the Concentrate, Syrup or Beverage or is likely to be substituted therefore during the term of this Agreement and, in recognition of the valuable rights granted by the Company to the Bottler pursuant to this Agreement, for an additional period of two years thereafter; and

(g)                      not to acquire or hold, directly or indirectly, any ownership interest in, or enter into any contract or arrangement with respect to the management or control of any person or legal entity, within or outside of the Territory, that engages in any of the activities prohibited under this Clause 15.

The covenants herein contained apply not only to the activities with which the Bottler may be directly concerned, but also to activities with which the Bottler may be indirectly concerned through ownership, control, management, partnership, agreement or otherwise, and whether located within or outside of the Territory.

16.                   It is understood and agreed between the parties that in the event that either:

(a)                     a third party which is in the opinion of the Company directly or indirectly through ownership, control, management or otherwise, concerned with the manufacture, preparation, packaging, distribution or sale of any product specified in Clause 15 hereof shall acquire or otherwise obtain control or any direct or indirect influence on the management of the Bottler; or

(b)                     any person, firm or company having majority ownership or direct or indirect control of the Bottler or who is directly or indirectly controlled either by the Bottler or by any third party which has control or any direct or indirect influence in the opinion of the Company on the management of the Bottler, shall engage in the preparation, packaging, distribution or sale of any products specified in Clause 15 hereof; then the Company shall have the right to terminate this Agreement forthwith without liability for damages unless the third party making such acquisition referred to in subclause (a) hereof or the person, firm or company referred to in subclause (b) hereof shall, on being notified in writing by the Company of its intention to terminate as aforesaid, agrees to discontinue, and shall in fact discontinue, the manufacture, preparation, packaging, distribution or sale of such product(s) within a reasonable period not exceeding six (6) months from the date of notification.

17                      (a) If the Company for the purposes of this Agreement should require that, in accordance with applicable laws governing the registration and licensing of intellectual property, the Bottler be recorded as a registered user or licensee of the Trade Marks, then, at the request of the Company, the Bottler will execute any and all documents necessary for the purpose of entering, varying or canceling the required filing or record.

(b) Should the public authority having jurisdiction refuse any application of the Company or the Bottler for filing or record of the Bottler as a registered user or licensee of any of the Trade Marks in respect of the Beverage, then the Company shall have the right to terminate this Agreement forthwith.

IV.                               OBLIGATIONS OF BOTTLER RELATIVE TO THE PREPARATION AND PACKAGING OF THE BEVERAGE

18.                   (a) The Bottler covenants and agrees to use only the Concentrate in preparing the Syrup and the Syrup only for preparing and packaging the Beverage, in strict adherence to and compliance with the written instructions issued to the Bottler from time to time by the Company. The Bottler further covenants and agrees that, in preparing, packaging and distributing the Beverage, the Bottler shall at all times conform to the standards, including quality, hygienic, environmental and otherwise, established in writing from time to time by the Company and comply with all applicable legal requirements.

(b) The Bottler, recognizing the importance of identifying the source of manufacture of the Beverage in the market, agrees to use identification codes on all packaging materials for the Beverage, including Approved Containers and non-returnable cases. The Bottler further agrees to install, maintain and use the necessary machinery and equipment required for the application of such identification codes. The Company shall provide the Bottler, from time to time, with necessary instructions in writing regarding the forms of the identification codes to be used by the Bottler in that connection, and the production and sales records to be maintained by the Bottler.

(c) In the event the Company determines or becomes aware of the existence of any quality or technical problems relating to the Beverage or Approved Containers in respect of the Beverage, the Company may require the Bottler to take all necessary action to recall all of the Beverage or withdraw immediately any such Beverage from the market or the trade, as the case may be. The Company shall notify the Bottler by telephone, fax, e-mail or any other form of immediate communication with written confirmed receipt, of the decision by the Company to require the Bottler to recall the Beverage or withdraw such Beverage from the market or trade, and the Bottler shall, upon receipt of such notice, immediately cease distribution of such Beverage and take such other actions as may be required by the Company in connection with the recall of the Beverage or withdrawal of such Beverage from the market or trade.

(d) In the event the Bottler determines or becomes aware of the existence of quality or technical problems relating to the Beverage or Approved Containers in respect of the Beverage, then the Bottler shall immediately notify the Company by telephone, fax, e-mail or any other form of immediate communication with written confirmed receipt. This notification shall include: (1) the identity and quantities of the Beverage involved, including the specific Approved Containers, (2) coding data and (3) all other relevant data that will assist in tracing such Beverage.

The Bottler shall permit the Company, its officers, agents or designees, at all times to enter and inspect the facilities, equipment and methods used by the Bottler, whether directly or incidentally, in or for the preparation, packaging, storage and handling of the Beverage to ascertain whether the Bottler is complying with the terms of this Agreement, including, but not limited to Clauses 18 and 22. The Bottler also agrees to provide the Company with all the information regarding Bottler’s compliance with the terms of this Agreement, including, but not limited to, Clauses 18 and 22, as the Company may request from time to time.

19.                   The Bottler shall submit to the Company, at the Bottler’s expense, samples of the Syrup, the Beverage and of materials used in the preparation of the Syrup and the Beverage, in accordance with instructions that the Company may give from time to time.

20.                   (a) In the packaging, distribution and sale of the Beverage, the Bottler shall use only such Approved Containers and closures, cases, cartons, labels and other packaging materials approved from time to time by the Company, and the Bottler shall purchase such items only from manufacturers who have been authorized in writing by the Company to manufacture the items to be used in connection with the Trade Marks and the Beverage. The Company shall use its best efforts to approve two or more manufacturers of such items, it being understood that said approved manufacturers may be located within or outside of the Territory.

(b) The Bottler shall inspect Approved Containers and closures, cases, labels and other packaging materials to be used in connection with the Beverage and shall use only those items which the Bottler has determined comply with both the standards established by applicable laws in the Territory and the standards and specifications prescribed by the Company. The Bottler shall assume independent responsibility in connection with the use of such Approved Containers, closures, cases, cartons, labels and other packaging materials which the Bottler has determined conform to such standards.

(c) The Bottler shall maintain at all times a sufficient stock of Approved Containers, closures, cases, cartons, labels and other packaging materials to satisfy fully the demand for the Beverage in the Territory.

21.                   (a) The Bottler recognizes that increases in the demand for the Beverage, as well as changes in the Approved Containers, may from time to time require modifications or other changes in respect of its existing manufacturing, packaging, delivery or vending equipment or require the purchase of additional manufacturing, packaging, delivery or vending equipment. The Bottler agrees to make such modifications to existing equipment and to purchase and install such additional equipment as necessary with sufficient lead time to enable the introduction of new Approved Containers and the preparation and packaging of the Beverage in accordance with the continuing obligations of the Bottler to develop, stimulate and satisfy fully every demand for the Beverage in the Territory.

(b) In the event the Bottler uses refillable Approved Containers in the preparation, packaging, distribution and sale of the Beverage, the Bottler agrees to invest the necessary capital and to appropriate and expend such funds as may be required from time to time to establish and maintain an adequate inventory of refillable Approved Containers. In order to ensure the continuing quality and appearance of said inventory of refillable Approved Containers, the Bottler further agrees to replace all or part of the inventory of refillable Approved Containers as may be reasonably necessary and in accordance with the obligations of the Bottler pursuant to this Agreement.

(c) The Bottler shall not use or permit the use of the Approved Containers, closures, cases, labels and other packaging materials referred to in this Agreement for any purpose, except in connection with the Beverage and shall not refill or otherwise reuse any non-refillable Approved Containers that have been previously used.

22.                   (a) The Bottler shall be solely responsible in carrying out its obligations herein for compliance with all laws, statutes, regulations, by-laws and other legal requirements issued by government or local authorities and applicable in the Territory and shall inform the Company forthwith of any provision thereof which would prevent or limit in any way strict compliance by the Bottler with its obligations herein.

(b)  Without limiting the generality of the foregoing, the Bottler covenants and agrees to comply at all times with (i) all anti-bribery, environmental, and health and safety laws, regulations and other legal requirements issued by government authorities and applicable in the Territory and (ii) the Company’s environmental management standards and programs as issued from time to time in writing.

V.                        CONDITIONS OF PURCHASE AND SALE

23.                   (a) The Company reserves the right, by giving written notice to the Bottler, to establish and to revise from time to time and at any time, in its sole discretion, the price of the Concentrate, the Authorized Supplier, the supply point and alternate supply points for the Concentrate, the conditions of shipment and payment, and the currency or currencies acceptable to the Company or the Authorized Suppliers.

(b)                                           If the Bottler is unwilling to pay the revised price in respect of the Concentrate, then the Bottler shall so notify the Company in writing within thirty (30) days from receipt of the written notice from the Company revising the aforesaid price. In such event, this Agreement shall terminate automatically without liability by either party for damages three (3) calendar months after receipt of the Bottler’s notification.

(c)                                            Any failure on the part of the Bottler to notify the Company in respect of the revised price of the Concentrate pursuant to subclause (b) hereof shall be deemed to be acceptance by the Bottler of the revised price.

(d)                                           The Company reserves the right, to the extent permitted by the law applicable in the Territory, to establish and to revise, by giving written notice to the Bottler, maximum prices at which the Beverage in Approved Containers may be sold. It is recognized in this regard that the Bottler may sell the Beverage to wholesalers and retailers and authorize the retail sales of the Beverage at prices which are lower than the maximum prices. The Bottler shall not, however, increase the maximum prices established or revised by the Company at which the Beverage in Approved Containers may be sold to wholesalers and retailers nor authorize an increase in the maximum retail prices for the Beverage without the prior written consent of the Company.

(e)                                            The Bottler undertakes to collect from or charge to retail or wholesale outlets, as applicable, for each refillable Approved Container and each returnable case delivered to retail or wholesale outlets, such deposits as the Company may determine from time to time by giving written notice to the Bottler, and to make all reasonably diligent efforts to recover all empty refillable Approved Containers and cases and, upon recovery, to refund or to credit the deposits for said refillable Approved Containers and returnable cases returned undamaged and in good condition.

VI.                   DURATION AND TERMINATION OF AGREEMENT

24.                   (a)                                           This Agreement shall expire, without notice, on January 1, 2023, unless it has been earlier terminated as provided herein. It is recognized and agreed between the parties hereto that the Bottler shall have no right to claim a tacit renewal of this Agreement.

(b)                                           If the Bottler has fully complied with all the terms, covenants, conditions and stipulations of this Agreement throughout its term, and the Bottler is capable of the continued promotion, development and exploitation of the full potential of the business of the preparation, packaging, distribution and sale of the Beverage, the Bottler may request an extension of this Agreement for an additional term of five (5) years. The Bottler may request such extension by giving written notice to the Company at least six (6) months but not more than twelve (12) months prior to the expiration date of this Agreement. The request by the Bottler for such extension shall be supported by such documentation as the Company may request, including documentation relating to the Bottler’s compliance with the performance obligations under this Agreement and supporting the continued capability of the Bottler to develop, stimulate and satisfy fully the demand for the Beverage within the Territory. If the Bottler has, in the sole discretion of the

Company, satisfied the conditions for the extension of this Agreement, then the Company may, by written notice, agree to extend this Agreement for such additional term or such lesser period as the Company may determine.

(c)                                            At the expiration of any such additional term, this Agreement shall expire finally without further notice, and the Bottler shall have no right to claim a tacit renewal of this Agreement.

25.                   (a)                                           This Agreement may be terminated by the Company or the Bottler forthwith and without liability for damages by written notice given by the party entitled to terminate to the other party:

(1)                                             if the Company, the Authorized Suppliers or the Bottler cannot legally obtain foreign exchange to remit abroad in payment of imports of the Concentrate or the ingredients or materials necessary for the manufacture of the Concentrate, the Syrup or the Beverage; or

(2)                                             if any part of this Agreement ceases to be in conformity with the laws or regulations applicable in the Territory and, as a result thereof, or as a result of any other laws affecting this Agreement, any one of the material stipulations herein cannot be legally performed or the Syrup cannot be prepared, or the Beverage cannot be prepared or sold in accordance with the instructions issued by the Company pursuant to Clause 18 above, or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or the standards prescribed by it.

(b)                     This Agreement may be terminated forthwith by the Company without liability for damages:

(1)                                             if the Bottler becomes insolvent, or if a petition in bankruptcy is filed against or on behalf of the Bottler which is not stayed or dismissed within one hundred and twenty (120) days, or if the Bottler passes a resolution for winding up, or if a winding up or judicial management order is made against the Bottler, or if a receiver is appointed to manage the business of the Bottler, or if the Bottler enters into any judicial or voluntary scheme of composition with its creditors or concludes any similar arrangements with them or makes an assignment for the benefit of creditors; or

(2)                                             in the event of the Bottler’s dissolution, nationalization or expropriation, or in the event of the confiscation of the production or distribution assets of the Bottler.

26.                   (a)                                           This Agreement may also be terminated by the Company or the Bottler without liability for damages if the other party fails to observe any one or more of the terms, covenants or conditions of this Agreement, and fails to remedy such default(s) within sixty (60) days after such party has been given written notice of such default(s).

(b)                                           In addition to all other remedies to which the Company may be entitled hereunder, if at any time the Bottler fails to follow the instructions or to maintain the standards prescribed by the Company or required by applicable laws in the Territory for the preparation and packaging of the Syrup or the Beverage, the Company shall have the right to prohibit the production of the Syrup or the Beverage until the default has been corrected to the Company’s satisfaction, and the Company may demand the suspension of distribution and delivery of the Beverage and further demand the recall or withdrawal from the market or trade, at the Bottler’s expense, of the Beverage not in conformity with or not manufactured in conformity with such instructions, standards or requirements, and the Bottler shall promptly comply with such prohibition or demand. During the period of such prohibition of production, the Company shall be entitled to suspend deliveries of the Concentrate to the Bottler and to supply the Beverage or to arrange for others to supply the Beverage in the Territory. No prohibition or demand shall be deemed a waiver of the rights of the Company to terminate this Agreement pursuant to this Clause 26.

27.                   Upon the expiration or earlier termination of this Agreement:

(a)                     the Bottler shall not thereafter prepare, package, distribute, or sell the Beverage or make any use of the Trade Marks, Approved Containers, closures, cases, cartons, labels, other packaging material or advertising, marketing or promotional material used or which are intended for use by the Bottler solely in connection with the preparation, packaging, distribution and sale of the Beverage;

(b)                     the Bottler shall forthwith eliminate all references to the Company, the Beverage and the Trade Marks from the premises, delivery vehicles, vending machines, coolers and other equipment of the Bottler and from all business stationery and all written, graphic, electromagnetic, digital or other advertising, marketing or promotional material used or maintained by the Bottler, and the Bottler shall not thereafter hold forth in any manner whatsoever that the Bottler has any connection with the Company, the Beverage or the Trade Marks;

(c)                      the Bottler shall forthwith deliver to the Company or a third party, in accordance with such instructions as the Company shall give, all of the Concentrate, Beverage in Approved Containers, usable Approved Containers bearing the Trade Marks or any of them, closures, cases, labels and other packaging materials bearing the Trade Marks and advertising material for the Beverage still in the Bottler’s possession or under its control, and the Company shall, upon delivery thereof pursuant to such instructions, pay to the Bottler a sum equal to the reasonable market value of such supplies or materials, provided that the Company will accept and pay for only such supplies or materials as are in first-class and usable condition; and provided further that all Approved Containers, closures, cases, cartons, labels and other packaging materials and advertising materials bearing the name of the Bottler and any such supplies and materials which are unfit for use according to the Company’s standards shall be destroyed by the Bottler without cost to the Company; and provided further that, if this Agreement is terminated in accordance with the provisions of Clauses 16, 23(b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Clause 31 (including termination by operation of law), or if the Agreement is terminated by the Bottler for any reason other than in accordance with or as a result of the operation of Clauses 23(b) or 26, the Company shall have the option, but no obligation, to purchase from the Bottler the supplies and materials referred to above; and

(d)                     all rights and obligations hereunder, whether specifically set out or whether accrued or accruing by use, conductor otherwise, shall expire, cease and end, excepting all provisions concerning the obligations of the Bottler as set forth in Clauses 11 (b)(2) and (b)(3) and 12, 13, 14, 15(t), 17(a), 27, 32, 33, 34(a), 34(c) and 34(d), all of which shall continue in full force and effect, provided always that this provision shall not affect any rights the Company may have against the Bottler in respect of any claim for nonpayment of any debt or account owed by the Bottler to the Company or its Authorized Suppliers.

VII.                          OWNERSHIP AND CONTROL OF THE BOTTLER

28.                   It is recognized and acknowledged between the parties hereto that the Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the Company’s international bottling, distribution and sales system. It is further recognized and acknowledged between the parties hereto that this Agreement has been entered into by the Company intuitu personae and in reliance upon the identity, character and integrity of the owners, controlling parties and managers of the Bottler, and the Bottler warrants having made to the Company prior to the execution hereof a full and complete disclosure of the owners and of any third parties having a right to, or power of, control or management of the Bottler. It is therefore agreed between the parties hereto that notwithstanding the provisions of Clause 16 or any other provision of this Clause 28 in the event of any change, due to any cause, of the real persons or legal entities having direct or indirect ownership or control of the Bottler, including any changes of the share owner composition of such entities, the Company, in its sole discretion, may terminate this Agreement forthwith and without liability for damages. The Bottler, therefore, covenants and agrees:

(a)                     not to assign, transfer, pledge or in any way encumber this Agreement or any interest herein or rights hereunder, in whole or in part, to any third party or parties without the prior written consent of the Company;

(b)                     not to delegate performance of this Agreement, in whole or in part, to any third party or parties without the prior written consent of the Company;

(e)                      to notify the Company promptly in the event of or upon obtaining knowledge of any third-party action which mayor will result in any change in the ownership or control of the Bottler;

(d)                     to make available from time to time and at the request of the Company complete records of current ownership of the Bottler and full information concerning any third party or parties by whom it is controlled, directly or indirectly;

(e)                      to the extent the Bottler has any legal control over changes in the ownership or control of the Bottler, not to initiate or implement, consent to or acquiesce in any such change without the prior written consent of the Company; and

(f)                       if the Bottler is organized as a partnership, not to change the composition of such partnership by the inclusion of any new partners or the release of existing partners without the prior written consent of the Company.

In addition to the foregoing provisions of this Clause 28, if a proposed change in ownership or control of the Bottler involves a direct or indirect transfer to or acquisition of ownership or control of the Bottler, in whole or in part, by a person or entity authorized by the Company to manufacture, sell, distribute or otherwise deal in any beverage products and/or any trademarks of the Company (the “Acquiror Bottler”), the Company may request any and all information it considers relevant from both the Bottler and the Acquiror Bottler in order to make its determination  as to whether to consent to such change. In any such circumstances, the parties hereto, recognizing and acknowledging the vested and legitimate interest of the Company in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the Company’s international bottling, distribution and sales system, expressly agree that the Company may consider all and any factors, and apply any criteria that it considers relevant in making such determination.

It is further recognized and agreed between the parties hereto that the Company, in its sole discretion, may withhold consent to any proposed change in ownership or other transaction contemplated in this Clause 28, or may consent subject to such conditions as the Company, in its sole discretion, may determine. The parties hereto expressly stipulate and agree that any violation by the Bottler of the foregoing covenants contained  in this Clause 28 shall entitle the Company to terminate this Agreement forthwith without liability for damages; and, furthermore, in view of the personal nature of this Agreement, that the Company shall have the right to terminate this Agreement without liability for damages if any other third party or parties should obtain any direct or indirect interest in the ownership or control of the Bottler, even when the Bottler had no means to prevent such a change, if, in the opinion of the Company, such change either enables such third party or parties to exercise any influence over the management of the Bottler or materially alters the ability of the Bottler to comply fully with the terms, obligations and conditions of this Agreement.

29.                   The Bottler shall, prior to the issue, offer, sale, transfer, trade or exchange of any of its shares of stock or other evidence of ownership, its bonds, debentures or other evidence of indebtedness, or the promotion of the sale of the above, or stimulation or solicitation of the purchase or an offer to sell thereof, obtain the written consent of the Company whenever the Bottler uses in this connection the name of the Company or the Trade Marks or any description of the business relationship with the Company in any prospectus, advertisement or other sales efforts. The Bottler shall not use the name of the Company or the Trade Marks or any description of the business relationship with the Company in any prospectus or advertisement used in connection with the Bottler’s acquisition of any shares or other evidence of ownership in a third party without the Company’s prior written consent.

VIII.                    GENERAL PROVISIONS:

30.                   The Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its subsidiaries or related companies provided, however, that any such delegation shall not relieve the Company from any of its contractual obligations under this Agreement. In addition, the Company, in its sole discretion, may through written notice to the Bottler appoint a third party as its representative to ensure that the Bottler carries out its obligations under this Agreement, with full powers to oversee the Bottler’s performance and to require from the Bottler its compliance with all the terms and conditions of this Agreement.

31.                   Neither the Company nor the Bottler shall be liable for failure to perform any of their respective obligations hereunder when such failure is caused by or results from:

(a)                     strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supranational organization of sovereign nations, however incurred; or

(b)                     act of God, force majeure, public enemies, authority of law and/or legislative or administrative measures (including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto; or

(c)                      any other cause whatsoever beyond their respective control.

In the event the Bottler is unable to perform its obligations as a consequence of any of the contingencies set forth in this Clause 31, and for the duration of such inability, the Company and Authorized Suppliers shall be relieved of their respective obligations under Clauses 2 and 5; and provided that, if any such failure by either party shall persist for a period of six (6) months or more, either party hereto may terminate this Agreement without liability for damages.

32                                 (a) The Company reserves the sole and exclusive right to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, Trade Marks, and other intellectual property rights, as well as for the protection of the Concentrate, the Syrup and the Beverage, and to defend any action affecting these matters. At the request of the Company, the Bottler will render assistance in any such action. The Bottler shall not have any claim against the Company as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.

The Bottler shall promptly notify the Company of any litigation or proceedings instituted or threatened affecting these matters. The Bottler shall not institute any legal or administrative proceedings against any third party which may affect the interests of the Company without the prior written consent of the Company.

(b) The Company has the sole and exclusive right and responsibility to initiate and defend all proceedings and actions relating to the Trade Marks. The Company may initiate or defend any such proceedings or actions in its own name or require the Bottler to institute or defend such proceedings or actions either in its own name or in the joint names of the Bottler and the Company.

33. (a) The Bottler agrees to consult with the Company on all product liability claims, proceedings or actions brought against the Bottler in connection with the Beverage or Approved Containers and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interests of the Company in the Beverage, the Approved Containers or the goodwill associated with the Trade Marks.

(b) The Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, obligations and liabilities whatsoever arising from facts or circumstances not attributable to the Company including, but not limited to, all costs and expenses incurred in settling or compromising any of the same arising out of the preparation, packaging, distribution, sale or promotion of the Beverage by the Bottler, including, but not limited to, all costs arising out of the acts or defaults, whether negligent or not, of the Bottler, the Bottler’s distributors, suppliers and wholesalers.

(c) The Bottler shall obtain and maintain a policy of insurance with insurance carriers satisfactory to the Company giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in subclause (b) above (including the indemnity contained therein) and shall on request produce evidence satisfactory to the Company of the existence of such insurance. Compliance with this Clause 33(c) shall not limit or relieve the Bottler from its obligations under Clause 33(b) hereof.

34.                              The Bottler covenants and agrees:

(a)                     that it will make no representations or disclosures to public or government authorities or to any other third party, relating to the Concentrate, the Syrup or the Beverage without the prior written consent of the Company;

(b)                     in the event that the Bottler is publicly listed or traded, it will disclose to the Company any financial or other information relating to the performance or prospects of the Bottler at the same time as the Bottler is required to disclose such information pursuant to the regulations of the stock exchange or the securities or corporations law applicable to the Bottler;

(c)                      that it will at all times, both during the continuance and after termination of this Agreement, keep strictly confidential all secret and confidential information including, without limiting the generality of the foregoing, mixing instructions and techniques, sales, marketing and distribution information, projects and plans, relating to the subject matter of this Agreement, which the Bottler may receive from the Company, or in any other manner, and to ensure that such information shall be made known only to those officers, directors and employees bound by reasonable provisions incorporating the secrecy obligations set out in this Clause; and

(d)                     that upon the expiration or earlier termination of this Agreement, it will forthwith hand over to the Company or to whomever the Company may direct all written or graphic, electromagnetic, computerized, digital or other materials comprising or containing any information subject to the obligation of confidentiality hereunder.

35.                   The Company and the Bottler recognize that incidents may arise which can threaten the reputation and business of the Bottler and/or negatively affect the good name, reputation and image of the Company and the Trade Marks. In order to address such incidents, including but not limited to any questions of quality of the Beverage that may occur, the Bottler will designate and organize an incident management team and inform the Company of the members of such team. The Bottler further agrees to cooperate fully with the Company and such third parties as the Company may designate and coordinate all efforts to address and resolve an y such incident consistent with procedures for crisis management that may be issued to the Bottler by the Company from time to time.

36.                   In the event of any provisions of this Agreement being or becoming legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of the said provisions shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trade Marks. The right to terminate in accordance with Clause 25(a)(2) is not affected hereby.

37.                   (a) As to all matters and things herein mentioned, this Agreement, as may be amended or supplemented in writing from time to time, shall constitute the only agreement between the Company and the Bottler. All prior agreements of any kind whatsoever between the parties relating to the subject matter are cancelled hereby, save to the extent that the same may comprise agreements and other documents within the provisions of Clause 17(a) hereof; provided, however, that any written representations made by the Bottler upon which the Company relied in entering into this Agreement shall remain binding upon the Bottler.

(b)                     Any waiver or modification of, or alteration or addition to, this Agreement or any of its provisions, shall not be binding upon the Company or the Bottler unless same shall be executed by duly authorized representatives of the Company and the Bottler.

(c)                      All written notices given pursuant to this Agreement shall be by courier, telefax, hand or registered (air) mail and shall be deemed to be given on the date such notice is dispatched, such hand delivery is affected, or such registered letter is mailed. Such written notices shall be addressed to the last known address of the party concerned. Each party shall promptly advise the other party of any change in its address.

38.                   Failure of the Company to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the Bottler, shall not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by the Bottler.

39.                   The Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, the Company. The Bottler agrees that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the Company.

40.                   The headings herein are solely for the convenience of the parties and shall not affect the interpretation of this Agreement.

41.                   This Agreement shall be interpreted, construed and governed by and in accordance with the laws of Chile, without giving effect to any applicable principles of choice or conflict of laws.

IN WITNESS WHEREOF, the Company at Atlanta, Georgia, United States of America, and the Bottler at Santiago, Chile have caused these presents to be executed in triplicate by the duly authorized person or persons in their behalf on the dates indicated below.

THE COCA-COLA COMPANY		EMBOTELLADORA ANDINA S.A.

By:		By:
	Authorized Representative		Authorized Representative

Date:		Date:

Bottler’s Agreement for Other Beverages

THIS AGREEMENT, made and entered into with effect from January 1, 2018, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, United States of America, (hereinafter referred to as the “Company”), and EMBOTELLADORA ANDINA S.A., a sociedad anónima organized and existing under the laws of the Republic of Chile (hereinafter referred to as the “Bottler”).

WHEREAS:

A.                                    The Company is engaged in the manufacture and sale of beverage bases, essences and other ingredients (hereinafter referred to as the “Beverage Bases”), the formulae for which are industrial secrets of the Company and from which are manufactured non-alcoholic beverage syrups and powders (hereinafter referred to as the “Syrups”). These Beverage Bases and Syrups are used in the preparation of non-alcoholic beverage products. The Company is also engaged in the manufacture and sale of the Syrups and has the right to engage in producing and selling other nonalcoholic beverage products, all of which are identified under the trademarks set forth in Exhibit 1 (the beverage products described above are hereinafter collectively referred to as the “Beverages”). These Beverages are produced for sale in bottles and other containers and in other forms and manners;

B.                                    The Company is the owner of the trademarks which are listed in Exhibit 1 attached hereto and which distinguish the Beverage Bases, the Syrups and the Beverages, and such other related intellectual property embodied in the distinctive trade dress and other design devices and packaging elements associated with the Beverage Bases, the Syrups and the Beverages and any additional trademarks that the Company may adopt from time to time to distinguish the Beverage Bases, the Syrups and the Beverages (hereinafter referred to as the “Trade Marks”);

C.                                    The Company has the exclusive right to prepare, package, distribute and sell the Beverages and the right to manufacture and sell the Beverage Bases and the Syrups in the Republic of Chile, among other countries;

D.                                    The parties hereto are also parties to a n agreement dated January 1, 2018, and which expires on January 1, 2023, (hereinafter referred to as the “Bottler’s Agreement for Coca-Cola”), pursuant to which the Bottler is authorized to prepare and package the Beverage Coca-Cola for sale and distribution in and throughout the Territory there in defined and described; and

E.                                     The Bottler seeks an authorization from the Company to prepare and package the Beverages and to distribute and sell the same under the Trade Marks in and throughout the Territory (as defined and described in the Bottler’s Agreement for Coca-Cola).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, upon the terms and conditions set forth in the Bottler’s Agreement for Coca-Cola, to prepare and package the Beverages and to distribute and sell the same under the Trade Marks, in and throughout the Territory, and the terms and conditions, duties and obligations set forth in the Bottler’s Agreement for Coca-Cola are incorporated herein by reference as though set forth in haec verba; provided that (1) wherever the terms “Coca-Cola” and “Coke” appear in said Bottler’s Agreement for Coca-Cola the Trade Marks shall be substituted therefor, (2) wherever the term “Concentrate” appears in said Bottler’s Agreement for Coca-Cola the term “Beverage Bases” shall be substituted therefor, and (3) this Agreement shall automatically terminate  upon the expiration or earlier termination of the Bottler’s Agreement for Coca-Cola.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, United States of America, and the Bottler at Santi ago, Chile have caused these presents to be executed in tri plicate by the duly authorized person or persons in their behalf on the dates indicated below.

THE COCA-COLA COMPANY		EMBOTELLADORA ANDINA S.A.

By:		By:
	Authorized Representative		Authorized Representative

Date:		Date:

EXHIBIT 1

To the Bottler’s Agreement for Other Beverages

Effective as of January 1, 2018

Trade Marks

COCA-COLA LIGHT

COCA-COLA ZERO

FANTA

FANTA ZERO

INCA KOLA

NORDIC MIST

QUATRO

SPRITE

SPRITE ZERO

COCA-COLA PLAZA

ATLANTA, GEORGIA

January 1, 2018

Embotelladora Andina S.A.

Av. Miraflores 9153- Renca

Santiago

Chile

RE:    APPROVED CONTAINERS

Gentlemen:

Reference is made to the Bottler’s Agreement effective January 1, 2018, and entered into between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA, and any ancillary authorizations for other Company Beverages, for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter collectively referred to as the “Bottler’s Agreements”).

The Company authorizes the Bottler to prepare, package, distribute and sell the Beverages in the following containers, which for the purpose of said Bottler’s Agreements, shall be deemed Approved Containers:

Product	Container	Capacity
Coca-Cola	PET Fam.	1.5-LTR
Coca-Cola	PET Fam.	1.75-LTR
Coca-Cola	PET Fam.	1-LTR
Coca-Cola	PET Fam.	2.5-LTR
Coca-Cola	PET Fam.	2-LTR
Coca-Cola	PET Fam.	3-LTR
Coca-Cola	RGB Fam.	1.25-LTR
Coca-Cola	RGB Fam.	1-LTR

Coca-Cola	RPET Fam.	2.5-LTR
Coca-Cola	RPET Fam.	2-LTR
Coca-Cola	RPET Fam.	3-LTR
Coca-Cola	BIB	19-LTR
Coca-Cola	Tank	300-LTR
Coca-Cola	PET Pers.	250-ML
Coca-Cola	PET Pers.	591-ML
Coca-Cola	RGB Pers.	237-ML
Coca-Cola	RGB Pers..	350-ML
Coca-Cola Zero	PET Fam.	1.5-LTR
Coca-Cola Zero	PET Fam.	1.75-LTR
Coca-Cola Zero	PET Fam.	2.5-LTR
Coca-Cola Zero	PET Fam.	2-LTR
Coca-Cola Zero	PET Fam.	3-LTR
Coca-Cola Zero	RGB Fam.	1-LTR
Coca-Cola Zero	RPET Fam.	2.5-LTR
Coca-Cola Zero	RPET Fam.	2-LTR
Coca-Cola Zero	BIB	10-LTR
Coca-Cola Zero	PET Pers.	250-ML
Coca-Cola Zero	PET Pers.	591-ML
Coca-Cola Zero	RGB Pers.	237-ML
Coca-Cola Zero	RGB Pers.	350-ML
Coca-Cola light	PET Fam.	1.5-LTR
Coca-Cola light	PET Fam.	1-LTR
Coca-Cola light	PET Fam.	2.5-LTR
Coca-Cola light	PET Fam.	2-LTR
Coca-Cola light	PET Fam	3-LTR
Coca-Cola light	RGB Fam.	1.25-LTR
Coca-Cola light	RGB Fam.	1-LTR
Coca-Cola light	RPET Fam	2.5-LTR
Coca-Cola light	RPET Fam	2-LTR
Coca-Cola light	BIB	19-LTR
Coca-Cola light	PET Pers.	250-ML
Coca-Cola light	PET Pers.	591-ML
Coca-Cola light	RGB Pers.	237-ML
Coca-Cola light	RGB Pers.	350-ML
Fanta Zero	PET Fam.	1.5 -LTR
Fanta Zero	PET Fam.	2.5-LTR
Fanta Zero	PET Fam.	2-LTR
Fanta Zero	PET Pers.	500-ML
Fanta Naranja	PET Fam.	1.5-LTR
Fanta Naranja	PET Fam.	2.5-LTR
Fanta Naranja	PET Fam.	2-LTR

Fanta Naranja	PET Fam.	3-LTR
Fanta Naranja	RGB Fam.	1.25-LTR
Fanta Naranja	RGB Fam.	1-LTR
Fanta Naranja	RGB Fam.	2.5-LTR
Fanta Naranja	RPET Fam.	2 LTR
Fanta Naranja	BIB	19-LTR
Fanta Naranja	PET Pers.	250-ML
Fanta Naranja	PET Pers.	500-ML
Fanta Naranja	RGB Pers.	237-ML
Fanta Naranja	RGB Pers.	350-ML
Fanta Limón	PET Fam.	1.5-LTR
Fanta Limón	RGB Fam.	1-LTR
Fanta Limón	PET Pers.	500-ML
Inca Kola	PET Fam.	1.5-LTR
Inca Kola	PET Pers.	500-ML
Nordic Mist Ginger Ale	PET Fam.	1.5-LTR
Nordic Mist Ginger Ale	PET Fam.	1.5 LTR
Nordic Mist Tonic	PET Fam.	1.5-LTR
Quatro Pomelo Light	PET Fam.	1.5-LTR
Quatro Pomelo Light	BIB	10-LTR
Quatro Pomelo Light QuatQ	PET Pers.	500-ML
Quatro Guarana	PET Fam.	1.5-LTR
Quatro Guarana	PET Pers.	500-ML
Sprite Zero	PET Fam.	1.5-LTR
Sprite Zero	PET Fam.	2.5-LTR
Sprite Zero	PET Fam.	2-LTR
Sprite Zero	RPET Fam.	2-LTR
Sprite Zero	BIB	10-LTR
Sprite Zero	PET Pers.	500-ML
Sprite Zero	RGB Pers.	350-ML
Sprite	PET Fam.	1.5-LTR
Sprite	PET Fam.	2.5-LTR
Sprite	PET Fam.	2-LTR
Sprite	PET Fam.	3-LTR
Sprite	RGB Fam.	1.25.LTR
Sprite	RGB Fam.	1-LTR
Sprite	RPET Fam.	2.5-LTR
Sprite	RPET Fam.	2-LTR
Sprite	BIB	19-LTR
Sprite	PET Pers.	500-ML
Sprite	RGB Pers.	237-ML
Sprite	RGB	350-ML

Please note that the permission referenced herein is subject to the following provisions as set forth by the Company:

1. The terms used herein shall have the same meaning assigned to them as in the Bottler’s Agreements unless otherwise specifically stated.

2. The permission referenced herein specifically refers to the Approved Containers/Capacity only, and that the authorization to prepare, package, distribute and sell the particular Beverages listed above is granted through the Bottler’s Agreements;

3. All of the stipulations, covenants, terms, conditions and provisions of the Bottler’s Agreements shall remain in full force and effect; and

4. The list of Authorized Containers/Capacity may be modified by the Company at any time and terminates automatically upon the expiration or earlier termination of the Bottler’s Agreements.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

Sincerely,

THE COCA-COLA COMPANY	EMBOTELLADORA ANDINA S.A.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date:

COCA-COLA PLAZA

ATLANTA, GEORGIA

January 1, 2018

Embotelladora Andina S.A.

Av. Miraflores 9153- Renca

Santiago

Chile

AUTHORIZATION FOR DISTRIBUTION

Gentlemen:

Reference is made to the Bottler’s Agreement effective January 1, 2018, by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler is hereby granted a non-exclusive authorization to purchase the Beverages in Approved Containers for Distribution from the Authorized Suppliers as listed on Exhibit A attached hereto, and to sell and distribute them throughout the Territory, subject to the following conditions:

1.            This authorization may be terminated, or any Beverage or Approved Container for Distribution specified herein may be canceled by the Company or the Bottler upon ninety (90) days’ advance written notice and it terminates automatically upon the expiration or earlier termination of the Bottler ‘s Agreement for COCA-COLA.

2.            Upon the termination or cancellation of this authorization, the Bottler shall immediately discontinue the sale or distribution of the Beverages in Approved Containers for Distribution in the Territory.

3.            Except as supplemented or modified herein, the stipulations, covenants, terms, conditions and provisions of the Bottler’s Agreements shall apply to and be effective for this supplemental authorization to the extent they are applicable for the sale and distribution of the Beverages.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

Sincerely,

THE COCA-COLA COMPANY	EMBOTELLADORA ANDINA S.A.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date:

EXHIBIT A

To the Authorization for Distribution between

THE COCA-COLA COMPANY and EMBOTELLADORA ANDINA S.A.

Effective Date: January 1, 2018

Authorized Supplier	Product	Container	Capacity
Envases Central	Aquarius by Andina Manzana	PET Fam.	1.5-LTR
	Aquarius by Andina Manzana	PET Pers.	500-ML
	Aquarius by Andina Uva	PET Fam.	1.5-LTR
	Aquarius by Andina Uva	PET Pers.	500-ML
	Aquarius by Andina Durazno	PET Fam.	1.5-LTR
	Aquarius by Andina Durazno	PET Pers.	500-ML
	Aquarius by Andina Pomelo	PET Fam.	1.5-LTR
	Aquarius by Andina Pomelo	PET Fam.	500-ML
	Aquarius by Andina Limonada	PET Fam.	1.5-LTR
	Aquarius by Andina Limonada	PET Pers.	500-ML
	Aquarius by Andina Pera	PET Fam.	1.5-LTR
	Aquarius by Andina Pera	PET Pers.	500-ML
	Aquarius by Andina Papaya	PET Fam.	1.5-LTR
	Aquarius by Andina Papaya	PET Pers.	500-ML
Vital S.A.	Andina Frut Manzana	Brick-p Fam.	1-LTR
	Andina Frut Manzana	PET Fam.	1.5-LTR
	Andina Frut Manzana Light	PET Fam.	1.5-LTR
	Andina Frut Manzana	Brick-P Pers.	200-ML
	Andina Frut Manzana	NRGB Pers.	300-ML
	Andina Frut Naranja	Brick-P Fam.	1-LTR
	Andina Frut Naranja	PET Fam.	1.5-LTR
	Andina Frut Naranja	PET Fam.	2- LTR
	Andina Frut Naranja	BIB	10-LTR
	Andina Frut Naranja Light	PET Fam.	2-LTR
	Andina Frut Piña Light	PET Fam	2-LTR

Authorized Supplier	Product	Container	Capacity
	Andina Néctar Durazno Light	PET Fam	2-LTR
	Andina Frut Naranja	Brick-P Pers.	200-ML
	Andina Frut Naranja	NRGB Pers.	300-ML
	Andina Frut Piña 20%	RGB	1.5-LTR
	Andina Frut Piña 20%	NRGB Pers.	300-ML
	Andina Frut Piña 33%	Brick-P Fam	1-LTR
	Andina Frut Piña 33%	PET Fam.	1.5-LTR
	Andina Frut Piña 33%	PET Fam.	2-LTR
	Andina Frut Piña 33%	BIB	10-LTR
	Andina Frut Piña 33%	Brick- P Pers.	200-ML
	Andina Néctar Damasco	PET Fam.	1.5-LTR
	Andina Néctar Damasco	NRGB Pers.	300-ML
	Andina Néctar Durazno	Brick-P Fam.	1-LTR
	Andina Néctar Durazno	PET Fam.	1.5-LTR
	Andina Néctar Durazno	PET Fam.	2-LTR
	Andina Néctar Durazno	RGB Fam.	1.5-LTR
	Andina Néctar Naranja	RGB Fam.	1.5-LTR
	Andina Néctar Durazno	Brick-P Pers.	200-ML
	Andina Néctar Durazno	NRGB Pers.	300-ML
	Andina Néctar Durazno	RGB Pers.	250-ML
	Andina Néctar Durazno	RGB Pers.	350-ML
	Andina Frut Naranja Light	Brick-P Fam.	1-LTR
	Andina Frut Naranja Light	PET Fam.	1.5-LTR
	Andina Frut Naranja 0%	Brick-P Pers.	200-ML
	Andina Frut Naranja Light	NRGB Pers.	300-ML
	Andina Frut Piña Light (NC)	Brick-P Fam.	1-LTR
	Andina Frut Piña Light (NC)	PET Fam.	1.5-LTR
	Andina Piña 0%	Brick-P Pers.	200-ML
	Andina Néctar Damasco Light	PET Fam.	1.5-LTR
	Andina Néctar Piña Light	NRGB Pers.	300-ML

Authorized Supplier	Product	Container	Capacity
	Andina Néctar Durazno Light	Brick-P Fam.	1-LTR
	Andina Frut Naranja	Brick-P Fam.	1.5-LTR
	Andina Frut Durazno	Brick-P Fam.	1.5-LTR
	Andina Frut Piña	Brick-P Fam.	1.5-LTR
	Andina Néctar Durazno Light	PET Fam.	1.5-LTR
	Andina Néctar Durazno 0%	Brick-P Pers.	200-ML
	Andina Durazno Nutridefensas	Brick-P Pers.	200-ML
	Andina Naranja Nutridefensas	Brick-P Pers.	200-ML
	Andina Piña Nutridefensas	Brick-P Pers.	200-ML
	Andina Manazana Nutridefensas	Brick-P Pers.	200-ML
	Andina Néctar Durazno Light	NRGB Pers.	300-ML
	Andina Two pack Naranja/Durazno Light	PET Fam.	1.5-LTR
	Kapo Manzana	Pouch Pers.	200-ML
	Kapo Manzana	Pouch Pers.	252-ML
	Kapo Naranja	Pouch Pers.	200-ML
	Kapo Naranja	Pouch Pers.	252-ML
	Kapo Piña	Pouch Pers.	200-ML
	Kapo Piña	Pouch Pers.	252-ML
	Kapo Frambuesa	Pouch Pers.	200-ML
	Kapo Frambuesa	Pouch Pers.	252-ML
	Powerade Frozen Blast	PET Pers.	600-ML
	Powerade Frozen Blast	PET Fam.	1-LTR
	Powerade Frozen Blast	PET Pers.	600-ML
	Powerade Frozen Blast	PET Fam.	1-LTR
	Powerade Frozen Blast	PET Pers.	600-ML
	Powerade Frozen Blast	PET Fam.	1-LTR
	Powerade Frozen Blast	PET Pers.	600-ML
	Powerade Frozen Blast	PET Fam.	1-LTR
	Powerade Frozen Blast Zero	PET Pers.	600-ML
	Powerade Frozen Blast Zero	PET Fam.	1-LTR

Authorized Supplier	Product	Container	Capacity
	Powerade Lima Limón Zero	PET Pers.	600-ML
	Powerade Lima Limón Zero	PET Pers.	1-LTR
	Powerade Naranja	PET Fam.	1-LTR
	Powerade Naranja	PET Pers.	600-ML
	Powerade Rojo	PET Pers.	1-LTR
	Powerade Rojo	PET Pers.	600-ML
	Powerade Green Punch	PET Pers.	600-ML
	Powerade Uva Zero	PET Pers.	600-ML
	Powerade Uva Zero	PET Pers.	1-LTR
	Glaceau vitamin water Energy	PET Pers.	500-ML
	Glaceau vitamin water Essential	PET Pers.	500-ML
	Glaceau vitamin water Power-C	PET Pers.	500-ML
	Glaceau vitamin water XXX	PET Pers.	500-ML
	Glaceau vitamin water Restore	PET Pers.	500-ML
VA S.A.	Vital (Carb)	PET Fam.	1.6-LTR
	Vital (Carb)	PET Fam.	2.0-LTR
	Vital (Carb)	NRGB Pers.	330-ML
	Vital (Carb)	PET Pers.	600-ML
	Vital (Non-Carb)	PET Fam.	1.6-LTR
	Vital (Non-Carb)	PET Fam.	2.0-LTR
	Vital (Non-Carb)	NRGB Pers.	330-ML
	Vital (Non-Carb)	PET Pers.	600-ML
	Vital (Non-Carb)	PET Pers.	990-ML

COCA-COLA PLAZA

ATLANTA, GEORGIA

January 1, 2018

Embotelladora Andina S.A.

Av. Miraflores 9153- Renca

Santiago

Chile

AUTHORIZATION IN RESPECT OF SHIPS ANO AIRLINES

Gentlemen:

Reference is made to the Bottler’s Agreement effective January 1, 2018, by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler is hereby granted a non-exclusive authorization to supply the Syrups or Beverages in Approved Containers authorized under the Bottler’s Agreements for sale on board ships and airlines within the Territory, subject to the following conditions:

1. This authorization may be withdrawn by the Company at any time and terminates automatically upon the expiration or earlier termination of the Bottler’s Agreement for COCA-COLA.

2. Upon the termination or cancellation of this authorization, the Bottler shall immediately discontinue the sale and distribution to ships and airlines.

3. Except as supplemented or modified herein, the stipulations, covenants, terms, conditions and provisions of the Bottler’s Agreements shall apply to and be effective for this supplemental authorization.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

Sincerely,

THE COCA-COLA COMPANY	EMBOTELLADORA ANDINA S.A.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date:

COCA-COLA PLAZA

ATLANTA, GEORGIA

January 1, 2018

Embotelladora Andina S.A.

Av. Miraflores 9153- Renca

Santiago

Chile

AUTHORIZATI ON IN RESPECT OF SYRUPS FOR POST-MIX BEVERAGES

Gentlemen:

Reference is made to the Bottler’s Agreement effective January 1, 2018, by and between THE COCA-COLA COMPANY (hereinafter the “Company’’) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter collectively referred to as the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

The Bottler is hereby granted a non-exclusive authorization to prepare, package, distribute and sell syrups for the Beverages authorized under the Bottler’s Agreements (hereinafter the “Post-Mix Syrups”) to retail dealers in the Territory for use in dispensing the Beverages through Post-Mix Dispensers in or adjoining the establishments of retail outlets and also to operate Post-Mix Dispensers and sell the Beverages dispensed therefrom directly to consumers subject to the following conditions:

1.                                     The Bottler shall not sell Post-Mix Syrups to a retail outlet for use in any Post-Mix Dispenser, or operate any Post-Mix Dispenser unless:

(a)                                there is available an adequate source of safe, potable water;

(b) all Post-Mix Dispensers are of a type approved by the Company and conform in all respects to the hygienic and other standards which the Company issues in writing to the Bottler in connection with the preparation, packaging and sale of the Post-M ix Syrups; and

(c) the Beverages dispensed through the Post-Mix Dispensers are in strict adherence to and compliance with the instructions for the preparation of the Beverages from Post-Mix Syrups as issued in writing to the Bottler from time to time by the Company.

2.                                     The Bottler shall take samples of the Beverages dispensed through the Post-Mix Dispensers operated by retail outlets to whom the Bottler has supplied the Post-Mix Syrups or which are operated by the Bottler in accordance with such instructions and at such intervals as may be notified by the Company in writing and shall submit said samples at the Bottler’s expense to the Company for inspection.

3. The Bottler shall maintain an adequate staff of trained personnel who will make periodic inspections at reasonable intervals of Post-Mix Dispensers operated by retail dealers to whom the Bottler has supplied Post-Mix Syrups. In making the inspections, the Bottler shall ensure:

(a)                                that the instructions issued by the Company are being complied with; and

(b) that the Beverages dispensed through the Post-Mix Dispensers comply strictly with the standards prescribed by the Company for the Beverages.

4.                                     The Bottler shall, on its own initiative and responsibility, discontinue immediately the sale of Post-Mix Syrups to any retail outlet which fails to comply with the standards prescribed by the Company.

5.                                     The Bottler shall discontinue the sale of Post-Mix Syrups to any retail outlet when notified by the Company that any of the Beverages dispensed through a Post-Mix Dispenser located in or adjoining the establishment of the retail outlet do not comply with the standards prescribed by the Company for the Beverages or that the Post-Mix Dispenser is not of a type approved by the Company.

6. The Bottler agrees;

(a) to sell and distribute the Post-Mix Syrups only in containers of a type approved by the Company and to use on said containers only labels which have been approved by the Company; and

(b) to exert every influence to persuade retail outlets to use a standard glass, paper cup or other container approved by the Company and with markings approved by the Company to the end that the Beverages served to the customer will be appropriately identified and will be served in an attractive and sanitary container.

Except as modified herein, all the terms, covenants and conditions contained in the Bottler’s Agreements shall apply to this supplemental authorization and it is expressly agreed between the parties that the terms, conditions, duties and obligations of the Bottler, as set forth in the Bottler’s Agreements, are incorporated herein by reference and, unless the context otherwise indicates or requires, any reference in the said Bottler’s Agreements to the term “Beverages” is deemed to refer to the term “Post-Mix Syrups” for the purpose of this authorization.

This authorization may be terminated by the Company or the Bottler upon ninety (90) days’ advance written notice and terminates automatically upon the expiration or earlier termination of the Bottler’s Agreement for COCA-COLA.

This authorization supersedes any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this authorization.

Sincerely,

THE COCA-COLA COMPANY	EMBOTELLADORA ANDINA S.A.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date:

COCA-COLA PLAZA

ATLANTA, GEORGIA

January 1, 2018

Embotelladora Andina S.A.

Av. Miraflores 9153- Renca

Santiago

Chile

Reference is made to the Bottler’s Agreement effective January 1, 2018, by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bott1er”), authorizing the Bottler to prepare and package the Beverage COCA-COLA and any ancillary authorizations for other Company Beverages for sale and distribution under the Trade Marks granted by the Company to the Bottler (hereinafter the “Bottler’s Agreements”). The terms used herein shall have the same meaning assigned to them in the Bottler’s Agreements unless otherwise specifically stated.

We hereby authorize you to use the trademark ANDINA in your corporate name Embotelladora Andina S.A.

The authorization granted herein will expire automatically upon expiration or termination of the Bottler’s Agreement, and is revocable by us in our absolute discretion, in whole or in part, upon ninety (90) days’ written notice. Upon expiration or termination of the Bottler’s Agreement or revocation of this Authorization, Embotelladora Andina S.A. shall take any and all affirmative steps to delete ANDINA from its corporate name and to amend any other reference to ANDINA in any and all statements or documents including government licenses, registrations or any other records.

Nothing contained herein shall give you any interest in the goodwill derived from the use of the trademark ANDINA in your corporate name. It is hereby expressly agreed and understood that there is extended only a permission uncoupled with any interest to use the trademark ANDINA, and that we retain the sole and exclusive right to initiate and defend any or all proceedings and actions relating to such trademark.

Sincerely,

THE COCA-COLA COMPANY	EMBOTELLADORA ANDINA S.A.

By:	By:
Authorized Representative		Authorized Representative

Date:	Date: